UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 20, 2005

MIRANT CORPORATION
(Exact name of registrant as specified in its charter)
Delaware
(State or Other Jurisdiction of Incorporation)
N/A
(Commission File Number)
51-2574140
(I.R.S. Employer Identification Number)
1155 Perimeter Center West, Suite 100, Atlanta, Georgia 30338
(Address and zip code of principal executive offices)
(678) 579-5000
(Registrant’s telephone number, including area code)
N/A
(Name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure
SIGNATURE

Item 7.01 Regulation FD Disclosure
The Registrant is filing under Item 7.01 of this Current Report on Form 8-K the information included below. The information relates to Mirant North America, LLC (the “Company”), an entity to be formed pursuant to the Second Amended Joint Chapter 11 Plan of Reorganization of Mirant Corporation (“Mirant”) and its Affiliated Debtors (and referred to therein as New MAG Holdco). This information has not been previously reported to the public.
The Company generally states the carrying value of its inventory, including oil, at the lower of cost or market value as of each balance sheet date. In addition, the Company enters into financial swaps to reduce its exposure to oil needed to generate electricity by its oil-fired facilities.
In November 2005, the Company recognized a loss of approximately $22 million in order to reduce its inventory balance to market value as of November 30, 2005. This occurred after it significantly increased its fuel oil inventory quantities in preparation for winter electricity demand levels. Unrealized gains for November 2005 related to oil financial swaps were $14 million.
Due to the reduction in the carrying value of the oil in the current period, a lower expense will be recognized as this oil is used by the Company’s generating facilities in the next few months. In addition, the Company will realize the gains or losses associated with the financial swaps that it previously entered into in order to hedge its exposure to oil prices. Thus, the cumulative cost incurred for the oil will be the fixed prices at which the Company entered into the financial swaps to hedge its exposure and the November amounts discussed above represent accounting losses to state the oil inventory and financial swaps at fair value as of November 30, 2005.
This Item 7.01 contains forward-looking statements regarding our current intentions, beliefs or expectations concerning, among other things, our results of operations, financial condition and liquidity. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. We caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity may differ materially from those made in or suggested by the forward-looking statements contained herein.
This information is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section, unless the Registrant specifically incorporates it by reference in a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934. By filing this Current Report on Form 8-K and furnishing this information, the Registrant makes no admission as to the materiality of any information in this report that is required to be disclosed solely by reason of Regulation FD.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mirant Corporation

By: /s/ Thomas Legro

Name: Thomas Legro
Title: Senior Vice President and Controller

Dated: December 20, 2005

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